EXHIBIT 99.1


Name and Address of Reporting Person:       Nautilus Acquisition, L.P.
Issuer Name and Ticker or Trading Symbol:   Seacor Holdings Inc. ("CKH")
Date of Event Requiring Statement:          January 25, 2006


                       Explanation of Responses to Form 4

(1) This Form 4 is being filed jointly on behalf of the following persons (collectively, the "Reporting Persons"): (1) Nautilus Acquisition, L.P., a Delaware limited partnership ("Nautilus"); (2) Nautilus Intermediary, L.P., a Delaware limited partnership ("Nautilus Intermediary"); (3) Nautilus AIV, L.P. ("Nautilus AIV"); (4) Nautilus GP, LLC, a Delaware limited liability company ("Nautilus Special GP");
         (5) Credit Suisse First Boston Private Equity, Inc. ("CSFBPE" and, together with Nautilus, Nautilus Intermediary, Nautilus AIV and Nautilus Special GP, the "Nautilus Entities"); (6) Merkur-Nautilus Holdings, LLC ("Merkur-Nautilus"), (7) Turnham-Nautilus Holdings, LLC ("Turnham-Nautilus"), (8) Martin Merkur ("Merkur"), (9) Robert C. Turnham, Jr. ("Turnham"), (10) W.M. Craig ("Craig"); and (11) the CS Entities (as defined below).

         Nautilus is the designated filer.

(2) Nautilus is a Delaware limited partnership which was formed initially to purchase securities of Seabulk International, Inc. ("Seabulk"). Such securities were subsequently converted into the right to receive Common Stock of the Issuer in connection with the merger among the Issuer, SBLK Acquisition Corp., Corbulk LLC and Seabulk, and are the shares of Common Stock to which this Form 4 relates.

         Nautilus Intermediary is a Delaware limited partnership, which was formed to be the general partner of Nautilus. Nautilus AIV is the general partner of Nautilus Intermediary.

         Nautilus AIV is a Delaware limited partnership which was formed as an alternative investment vehicle for certain limited partners of DLJ Merchant Banking Partners III, L.P. ("Partners III"). Nautilus Special GP is the managing general partner of Nautilus AIV and will have exclusive management rights and decision making authority (including voting and dispositive power) with respect to the investment in the Issuer. The members of Nautilus Special GP are Merkur-Nautilus, Turnham-Nautilus, Craig and CSFBPE. DLJ Merchant Banking III, L.P. ("MBP III LP"), is also a general partner of Nautilus AIV, however, it does not have any decision making authority (including voting and dispositive power) with respect to the investment in the Issuer. Partners III is a Delaware limited partnership which makes investments for long-term appreciation whose Associate General Partner is MBP III LP and whose Managing General Partner is DLJ Merchant Banking III, Inc., a Delaware corporation ("MPIII Inc."). CSFBPE is the sole stockholder of MPIII Inc.

         CSFBPE is a Delaware corporation and wholly-owned subsidiary of CS USA Inc (as defined below). CSFBPE's principal business is as a holding company of private equity businesses for Credit Suisse (as defined below).

         Merkur-Nautilus is a Delaware limited liability company.
         Merkur-Nautilus's principal business is to serve as a member of Nautilus Special GP. Merkur is the sole member of Merkur-Nautilus. Merkur is a director and Senior Vice President of Merchandising for Fortunoff.

         Turnham-Nautilus is a Delaware limited liability company. Turnham-Nautilus's principal business is to serve as a member of Nautilus Special GP. Turnham is the sole member of Turnham-Nautilus. Turnham is President of Goodrich Petroleum Corporation.

         Craig is a citizen of the United States and is retired.

         In accordance with Securities and Exchange Commission Release No. 34-39538 (January 12, 1998), this Form 4 is being filed by Credit Suisse (the "Bank"), a Swiss bank, on behalf of itself and its subsidiaries, to the extent that they constitute the Investment Banking division (the "Investment Banking division") (the "CS Entities"). The CS Entities provide financial advisory and capital raising services, sales and trading for users and suppliers of capital around the world and invest in and manage private equity and venture capital funds. The address of the Bank's principal business and office is Uetlibergstrasse 231, P.O. Box 900, CH 8070 Zurich, Switzerland. The address of each of the CS Entities' principal business and office in the United States is Eleven Madison Avenue, New York, New York 10010.

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         The Bank owns directly a majority of the voting stock, and all of the non-voting stock, of Credit Suisse Holdings (USA), Inc. ("CS Hldgs USA Inc"), a Delaware corporation. The address of CS Hldgs USA Inc's principal business and office is Eleven Madison Avenue, New York, New York 10010. The ultimate parent company of the Bank and CS Hldgs USA Inc, and the direct owner of the remainder of the voting stock of CS Hldgs USA Inc, is Credit Suisse Group ("CSG"), a corporation formed under the laws of Switzerland.

         CS Hldgs USA Inc owns all of the voting stock of Credit Suisse (USA), Inc. ("CS USA Inc"), a Delaware corporation and holding company. CS USA Inc is the sole member of Credit Suisse Securities (USA) LLC ("CS Sec USA LLC"), a Delaware limited liability company and a registered broker-dealer that effects trades in many companies, including the Issuer. The address of the principal business and office of each of CS USA Inc and CS Sec USA LLC is Eleven Madison Avenue, New York, New York 10010.

         CSG is a global financial services company, active in all major financial centers and providing a comprehensive range of banking and insurance products. CSG and its consolidated subsidiaries are comprised of the Bank and the Winterthur division (the "Winterthur division"). In addition to the Investment Banking division, the Bank is comprised of the Asset Management division (the "Asset Management division") and the Private Banking division (the "Private Banking division"). The Asset Management division provides asset management and investment advisory services to institutional, mutual fund and private investors worldwide. The Private Banking division offers global private banking and corporate and retail banking services in Switzerland. The Winterthur division provides life and non-life insurance and pension products to private and corporate clients worldwide. CSG's business address is Paradeplatz 8, P.O. Box 1, CH 8070 Zurich, Switzerland.

         The CS Entities, including CS Hldgs USA Inc, CS USA Inc and CS Sec USA LLC, may be deemed for purposes of this Form 4 to beneficially own shares of Common Stock held in client accounts with respect to which CS Sec USA LLC or its employees have voting or investment discretion, or both ("Managed Accounts"). The CS Entities, including CS Hldgs USA Inc, CS USA Inc and CS Sec USA LLC, disclaim beneficial ownership of shares of Common Stock held in Managed Accounts.

 (3) Each of the Nautilus Entities has shared voting and dispositive power with respect to the shares of Common Stock held by Nautilus. However, the partnership agreements of each of Nautilus, Nautilus Intermediary, and Nautilus AIV grants, directly or indirectly, the ultimate voting and dispositive power with respect to the shares of Common Stock held by Nautilus to Nautilus Special GP. While the CS Entities, including Partners III, MBP III LP, MPIII Inc. and the entities listed below, disclaim beneficial ownership of the shares of Common Stock to which this Form 4 relates, as a result of the relationship of the CS Entities to, and the pecuniary interest of the CS Entities in, Partners III, Nautilus AIV and CSFBPE, under the Exchange Act such entities may be deemed to beneficially own the shares of Common Stock to which this Form 4 relates. CSG, for purposes of the federal securities laws, may be deemed ultimately to control the Bank and the CS Entities. CSG, its executive officers and directors, and its direct and indirect subsidiaries (including those subsidiaries that constitute the Asset Management division, the Private Banking division and the Winterthur division) may beneficially own shares of Common Stock to which this Form 4 relates and such shares of Common Stock are not reported in this Form 4. CSG disclaims beneficial ownership of shares of Common Stock beneficially owned by its direct and indirect subsidiaries, including the CS Entities. Each of the Asset Management division, the Private Banking division and the Winterthur division disclaims beneficial ownership of shares of Common Stock beneficially owned by the CS Entities. The CS Entities disclaim beneficial ownership of shares of Common Stock beneficially owned by CSG, the Asset Management division, the Private Banking division and the Winterthur division. Due to their interest in Nautilus Special GP, Merkur-Nautilus, Turnham-Nautilus and Craig may be deemed to beneficially own the shares of Common Stock held by Nautilus. Due to their interests in Merkur-Nautilus and Turnham Nautilus, respectively, Merkur and Turnham may be deemed to beneficially own the shares of Common Stock held by Nautilus. Merkur-Nautilus, Turnham-Nautilus, Merkur, Turnham and Craig each disclaims beneficial ownership of such shares of Common Stock held by Nautilus and to which this Form 4 relates.

(4)      CS Sec USA LLC owns 2,257 shares of Common Stock as of the date hereof.

(5) Other than the shares of Common Stock held by Nautilus and except as set forth in Note 4, none of the Reporting Persons are the holders of record of, or have any pecuniary interest in, any shares of Common Stock of the Issuer. By filing this Form 4, the Reporting Persons shall not be deemed to affirm that they beneficially own, and expressly disclaim beneficial ownership of, any such shares of Common Stock, except for the shares of Common Stock held by Nautilus and as set forth in Note 4.

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         The filers may be deemed to be acting as a group in relation to their respective holdings in the Issuer but do not affirm the existence of any such group. The filing of this report shall not be deemed an admission that, for purposes of Section 16 of the Exchange Act or otherwise, the filers are the beneficial owners of any of such equity securities covered by this report.




































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                             Joint Filer Information


Name:    Nautilus Acquisition, L.P.

Address: c/o CSFB Private Equity, Inc.
         Eleven Madison Avenue
         New York, NY 10010

Issuer and Ticker Symbol:  Seacor Holdings Inc. ("CKH")

Date of Event Requiring Statement:  January 25, 2006

Relationship of Reporting Person to Issuer:  10% Holder

Signature:

NAUTILUS ACQUISITION, L.P.

By:  NAUTILUS INTERMEDIARY, L.P., its General Partner

By:  NAUTILUS AIV, L.P., its General Partner

By:  Nautilus GP, LLC, its managing general partner

By:  Turnham-Nautilus Holdings, LLC
     Class A Member and Authorized Signatory

By: /s/ Robert C. Turnham, Jr.
    ---------------------------------------------------
Name: Robert C. Turnham, Jr.
Title: Member and Authorized Signatory









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
                             Joint Filer Information


Name:    Nautilus Intermediary, L.P.

Address: c/o CSFB Private Equity, Inc.
         Eleven Madison Avenue
         New York, NY 10010

Issuer and Ticker Symbol:  Seacor Holdings Inc. ("CKH")

Date of Event Requiring Statement:  January 25, 2006

Relationship of Reporting Person to Issuer:  10% Holder

Signature:

NAUTILUS INTERMEDIARY, L.P.

By:  NAUTILUS AIV, L.P., its General Partner

By:  Nautilus GP, LLC, its managing general partner

By:  Turnham-Nautilus Holdings, LLC
     Class A Member and Authorized Signatory

By: /s/ Robert C. Turnham, Jr.
    ------------------------------------------------
Name: Robert C. Turnham, Jr.
Title: Member and Authorized Signatory

















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
                             Joint Filer Information


Name:     Nautilus AIV, L.P.

Address:  c/o CSFB Private Equity, Inc.
          Eleven Madison Avenue
          New York, NY 10010

Issuer and Ticker Symbol:  Seacor Holdings Inc. ("CKH")

Date of Event Requiring Statement:  January 25, 2006

Relationship of Reporting Person to Issuer:  10% Holder

Signature:

NAUTILUS AIV, L.P.

By:  Nautilus GP, LLC, its managing general partner

By:  Turnham-Nautilus Holdings, LLC
     Class A Member and Authorized Signatory

By: /s/ Robert C. Turnham, Jr.
    -----------------------------------------------------
Name: Robert C. Turnham, Jr.
Title: Member and Authorized Signatory






















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
                             Joint Filer Information

Name:     Nautilus GP, LLC

Address:  808 Travis Street, Suite 1320
          Houston, Texas 77002

Issuer and Ticker Symbol:  Seacor Holdings Inc. ("CKH")

Date of Event Requiring Statement:  January 25, 2006

Relationship of Reporting Person to Issuer:  10% Holder

Signature:

NAUTILUS GP, LLC

By: Turnham-Nautilus Holdings, LLC
    Class A Member and Authorized Signatory

By: /s/ Robert C. Turnham, Jr.
    -----------------------------------------------
Name: Robert C. Turnham, Jr.
Title: Member and Authorized Signatory



















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
                             Joint Filer Information


Name:     Credit Suisse First Boston Private Equity, Inc.

Address:  Eleven Madison Avenue
          New York, NY 10010

Issuer and Ticker Symbol:  Seacor Holdings Inc. ("CKH")

Date of Event Requiring Statement:  January 25, 2006

Relationship of Reporting Person to Issuer:  10% Holder

Signature:

CREDIT SUISSE FIRST BOSTON PRIVATE EQUITY, INC.

By: /s/ Ivy B. Dodes
    ---------------------------------
Name: Ivy B. Dodes
Title: Managing Director





















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
                             Joint Filer Information


Name:    Credit Suisse, on behalf of the Investment Banking division

Address: Uetlibergstrasse 231
         PO Box 900
         CH 8070 Zurich, Switzerland

Issuer and Ticker Symbol:  Seacor Holdings Inc. ("CKH")

Date of Event Requiring Statement:  January 25, 2006

Relationship of Reporting Person to Issuer:  10% Holder

Signature:


CREDIT SUISSE, ON BEHALF OF THE INVESTMENT BANKING DIVISION

By: /s/ Ivy B. Dodes
    ---------------------------------
Name: Ivy B. Dodes
Title: Managing Director




















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
                             Joint Filer Information


Name:     Merkur-Nautilus Holdings, LLC

Address:  2188 Clover Court
          East Meadow, NY 11554

Issuer and Ticker Symbol:  Seacor Holdings Inc. ("CKH")

Date of Event Requiring Statement:  January 25, 2006

Relationship of Reporting Person to Issuer:  10% Holder

Signature:

MERKUR-NAUTILUS HOLDINGS, LLC

By: /s/ Martin Merkur
    ----------------------------------
Name: Martin Merkur
Title: Member



















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
                             Joint Filer Information


Name:     Martin Merkur

Address:  2188 Clover Court
          East Meadow, NY 11554

Issuer and Ticker Symbol:  Seacor Holdings Inc. ("CKH")

Date of Event Requiring Statement:  January 25, 2006

Relationship of Reporting Person to Issuer:  10% Holder

Signature:

/s/ Martin Merkur
----------------------------------------
Name: Martin Merkur





















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
                             Joint Filer Information


Name:     Turnham-Nautilus Holdings, LLC

Address:  808 Travis Street, Suite 1320
          Houston, Texas 77002

Issuer and Ticker Symbol:  Seacor Holdings Inc. ("CKH")

Date of Event Requiring Statement:  January 25, 2006

Relationship of Reporting Person to Issuer:  10% Holder

Signature:

TURNHAM-NAUTILUS HOLDINGS, LLC

By: /s/ Robert C. Turnham, Jr.
    ------------------------------------
Name: Robert C. Turnham, Jr.
Title: Member






















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
                             Joint Filer Information


Name:  Robert C. Turnham, Jr.

Address: 808 Travis Street, Suite 1320
          Houston, Texas 77002

Issuer and Ticker Symbol:  Seacor Holdings Inc. ("CKH")

Date of Event Requiring Statement:  January 25, 2006

Relationship of Reporting Person to Issuer:  10% Holder

Signature:

/s/ Robert C. Turnham, Jr.
------------------------------------------
Name: Robert C. Turnham, Jr.






























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
                             Joint Filer Information


Name:     W.M. Craig

Address:  1716 NW Farewell Drive
          Bend, Oregon 97701

Issuer and Ticker Symbol:  Seacor Holdings Inc. ("CKH")

Date of Event Requiring Statement:  January 25, 2006

Relationship of Reporting Person to Issuer:  10% Holder

Signature:

/s/ W.M. Craig
---------------------------------------
Name: W.M. Craig


























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